UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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3M Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

DATED MARCH 25, 2020

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2020

This supplement (“Supplement”) provides updated information with respect to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of 3M Company (“3M”) to be held on May 12, 2020.

On March 25, 2020, 3M commenced distributing to its shareholders a Notice of the 2020 Annual Meeting of Shareholders and Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement.

Change in Annual Meeting Location; Virtual-Only Meeting to be Held

On April 23, 2020, 3M issued a press release announcing that, due to the public health impact of the coronavirus (COVID-19) pandemic and to prioritize the health and well-being of meeting participants, the Annual Meeting on May 12, 2020 at 8:30 a.m. Central Daylight Time, will be held in a virtual format only. Shareholders will not be able to attend the Annual Meeting in person. The items of business are the same as set forth in the Notice and Proxy Statement.

Access to Virtual-only Meeting and Log-in Instructions

As described in the Notice and Proxy Statement, shareholders at the close of business on the record date, March 17, 2020, are entitled to attend the Annual Meeting by going to www.virtualshareholdermeeting.com/MMM2020. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/MMM2020, shareholders must enter the 16-digit control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials, or email previously received. Shareholders may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Submitting Questions for the Annual Meeting

Shareholders who would like to submit questions in writing in advance of the Annual Meeting can do so, starting May 5 until May 11, 2020, by using your 16-digit control number to access www.proxyvote.com. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Shareholders participating in the Annual Meeting live via webcast may also submit questions in writing through the virtual meeting platform at www.virtualshareholdermeeting.com/MMM2020 during the Annual Meeting by typing your question into the “Ask a Question” field, and clicking “Submit.”

Voting Matters

Whether or not shareholders plan to participate in the virtual-only Annual Meeting, 3M urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card and voting instruction form included with the Notice and Proxy Statement previously distributed will not be updated to reflect the change to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Information regarding how to submit your proxy, or revoke your proxy or voting instructions, is available on pages 100 and 101 of the Notice and Proxy Statement.

At the Annual Meeting, if you have not submitted your proxy prior to the meeting, or if you wish to change your voting instructions, you will be able to vote your shares electronically at the Annual Meeting by clicking “Vote Here” on the meeting website.

List of Shareholders

A list of shareholders of record will be available during the virtual Annual Meeting for inspection by shareholders at www.virtualshareholdermeeting.com/MMM2020.

APRIL 23, 2020

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Ivan K. Fong
Ivan K. Fong
Senior Vice President, General Counsel and Secretary